                                   EXHIBIT 11

                  CONCORDE GAMING CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS


                                                            Three Months Ended June 30,            Nine Months Ended June 30,
                                                    ---------------------------------------  -------------------------------------
                                                            1997                 1996                1997                1996
                                                    --------------------   ----------------  -----------------   -----------------
Weighted average shares outstanding, net of
  treasury stock, beginning of period                        21,929,793         21,929,793         21,929,793          21,929,793

Adjustments for common stock equivalents (1)                          0            445,050            167,154             167,481

                                                    --------------------   ----------------  -----------------   -----------------
Weighted average common and common equivalent
  shares outstanding, end of period                          21,929,793         22,374,843         22,096,947          22,097,274
                                                    ====================   ================  =================   =================


Net earnings                                        $          (53,613)    $       146,585   $      1,386,655    $        302,742
                                                    ====================   ================  =================   =================


Net earnings per common and common equivalent share $              0.00    $          0.01   $           0.06    $           0.01
                                                    ====================   ================  =================   =================


 (1) Represents adjustments computed under the treasury stock method for stock options and warrants granted at fair market value at date of grant. For the three months ended June 30, 1997, stock options and warrants were excluded due to their antidilutive effect.